EXHIBIT 3.1

Articles of Incorporation

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **EAGLECREST RESOURCES, INC.**, did on August 22, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 22, 2007.

ROSS MILLER
Secretary of State

By ______________

Certification Clerk

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

August 22, 2007

Job Number	Corporation Number	
C20070822-0742	E0591462007-9	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Articles of Incorporation	20070574672-30	August 22, 2007 09:12:33 AM

Corporation Name	Resident Agent
EAGLECREST RESOURCES, INC.	PARACORP INCORPORATED

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20070574672-30
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/22/2007 9:12 AM
	Entity Number E0591462007-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	EAGLECREST RESOURCES, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Paracorp Incorporated Name 318 N. CARSON STREET #208 / CARSON CITY / Nevada 89701 (MANDATORY) Physical Street Address / City / Zip Code (OPTIONAL) Mailing Address / City / State Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 · Par value per share: $ 0.001 · Number of shares without par value: 0
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. RODELIO RANESES Name 3195-C POOK REAL STREET, TAMBO, PARANAQUE CITY / METRO MANILA / Philippines Street Address / City / State Zip Code 2. RIZALYN CABRILLAS Name 340 BASA COMPOUND, ZAPOTE, LAS PINAS, CITY / METRO MANILA / Philippines Street Address / City / State Zip Code 3. Name Street Address / City / State Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	W. SCOTT LAWLER · X [signature] Name · Signature 11622 EL CAMINO REAL, SUITE 100 / SAN DIEGO / CA 92130 Address / City / State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] for Paracorp Incorporated · 8/21/07 Authorized Signature of R. A. or On Behalf of R. A. Company · Date

This form must be accompanied by appropriate fees.